THE BANK OF NEW YORK
CORPORATE TRUST AND AGENCY SERVICES
101 BARCLAY STREET
NEW YORK, NEW YORK 10286

CWMBS, INC.
MORTGAGE PASS-THROUGH CERTIFICATES
SERIES 1996-B

STATEMENT TO CERTIFICATEHOLDERS PREPARED PURSUANT TO SECTION 4.06 OF THE POOLING AND SERVICING AGREEMENTS DATED JANUARY 1, 1995
CUSIP #126691                       Distribution Date                   11/26/96

                                                                                      SINGLE                   TOTAL
4.06(i)     Reduction of the Stated Amount of Certificates                         CERTIFICATE                 AMOUNT
                Class A-1 Certificates.                            RH9                $11.83048551            $1,110,101.78
                Class A-2 Certificates.                            RJ5                 $0.00000000                    $0.00
                Class A-3 Certificates.                            RK2                 $3.09353817               $38,270.16
                Class X Certificates.                              RM8                         N/A                      N/A
                Class A-R Certificates.                            RN6                 $0.00000000                    $0.00
                Class B-1 Certificates.                            RP1                 $3.09353817               $11,201.90
                Class B-2 Certificates.                            RQ9                 $3.09353818                $4,667.46
                Class B-3 Certificates.                            RR7                 $3.09353818                $2,800.36
                Class B-4 Certificates.                                                $3.09353819                $1,306.83
                Class B-5 Certificates.                                                $3.09353818                  $933.45
                Class B-6 Certificates.                                                $3.09353828                $1,493.79

                                                                                  Total                       $1,170,775.74
            Aggregate amount of any Principal Prepayments                                                       $814,977.71



                                                                                      SINGLE                   TOTAL
4.06(ii)    Amounts distributed representing interest                               CERTIFICATE                 AMOUNT
                Class A-1 Certificates.                                                $5.04038240              $472,959.24
                Class A-2 Certificates.                                                $5.52083333               $40,026.04
                Class A-3 Certificates.                                                $5.37719464               $66,521.27
                Class X Certificates.                                                  $1.16259304              $140,321.76
                Class A-R Certificates.                                                $0.00000000                    $0.00
                Class B-1 Certificates.                                                $5.37719464               $19,471.16
                Class B-2 Certificates.                                                $5.37719465                $8,112.99
                Class B-3 Certificates.                                                $5.37719467                $4,867.59
                Class B-4 Certificates.                                                $5.37719468                $2,271.54
                Class B-5 Certificates.                                                $5.37719467                $1,622.53
                Class B-6 Certificates.                                                $5.37719483                $2,596.52

                                                                                  Total                         $758,770.65
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


CWMBS, INC.  1996-B
            12/26/96

3


4.06(iii) Amount of shortfall which is less than the full amount that would be distributed:

                                       Principal                                                                      $0.00
                                       Interest                                                                       $0.00


4.06(iv)    Stated Amount of Certificates after this Distribution
                                                                  ORIGINAL              SINGLE                 TOTAL
                                                                   BALANCE            CERTIFICATE              AMOUNT
                Class A-1 Certificates.                          93,834,000.00         $901.14443996         $84,557,987.38
                Class A-2 Certificates.                           7,250,000.00       $1,000.00000000          $7,250,000.00
                Class A-3 Certificates.                          12,371,000.00         $970.88888646         $12,010,866.41
                Class X Certificates.                           120,697,228.67         $918.41508916        $110,850,156.03
                Class A-R Certificates.                                 100.00           $0.00000000                  $0.00
                Class B-1 Certificates.                           3,621,063.00         $970.88888778          $3,515,649.83
                Class B-2 Certificates.                           1,508,778.00         $970.88888953          $1,464,855.80
                Class B-3 Certificates.                             905,229.00         $970.88889199            $878,876.78
                Class B-4 Certificates.                             422,440.00         $970.88889483            $410,142.30
                Class B-5 Certificates.                             301,743.00         $970.88889199            $292,958.93
                Class B-6 Certificates.                             482,875.67         $970.88892096            $468,818.64

                                                                                  Total                      110,850,156.07

4.06(v)     The Pool Stated Principal Balance for the following Distribution Date.                           110,850,156.03

4.06(vi)    Senior Percentage for the following Distribution Date                                            93.6569306480%
            Subordinated Percentage for the following Distribution Date                                       6.3430693520%

4.06(vii)    Amount of the Master Servicing Fees paid to or retained by the Master Servicer with                 $32,144.62
             respect to such Distribution Date


4.06(viii)   Pass-Through Rate and Original Class Balance for each Class of Certificates
                 Class A-1 Certificates.                                                                        6.25000000%
                 Class A-2 Certificates.                                                                        6.25000000%
                 Class A-3 Certificates.                                                                        6.25000000%
                 Class X Certificates.                                                                          1.51904261%
                 Class A-R Certificates.                                                                        6.25000000%
                 Class B-1 Certificates.                                                                        6.25000000%
                 Class B-2 Certificates.                                                                        6.25000000%
                 Class B-3 Certificates.                                                                        6.25000000%
                 Class B-4 Certificates.                                                                        6.25000000%
                 Class B-5 Certificates.                                                                        6.25000000%
                 Class B-6 Certificates.                                                                        6.25000000%

4.06(ix)     Amount of Advances included in the distribution on such Distribution Date                           $25,206.09
             Aggregate amount of Advances outstanding as of the close of business on such                        $28,765.86
             Distribution Date










4.06(x)      The number and aggregate principal amounts of Mortgage Loans delinquent
                                                                  30 to 59 days                    21         $2,227,807.94
                                                                  60 to 89 days                     2            $93,807.62
                                                                     90 or more                     2           $128,492.72

             The number and aggregate principal amounts of Mortgage Loans in foreclosure

                                                                 In foreclosure                     3           $383,692.35

                                                                     Bankruptcy                     0                 $0.00

4.06(xi)     The aggregate dollar amount of Scheduled Payments for each of Mortgage
             Loan for the preceding 12 calendar months or all calendar months since cut-off date
             (a) All outstanding Mortgage loans on each Due Date                                                          0
             (b) Delinquent 60 days or more on each of the Due Dates                                                      0

4.06(xii)    Loan number and Stated Principal Balance of any Mortgage loan
             that became an REO Property during the preceding calendar month.                       0                  0.00

4.06(xiii)   Total number and principal balance of any REO Properties as of the close
             of business on the Determination Date preceding such Distribution Date.                0                  0.00

4.06(xiv)    Senior Prepayment Percentage                                                                       100.000000%

4.06(xv)     Aggregate amount of Realized Losses incurred during the preceding                                        $0.00
             calendar month.
             Aggregate amount of Realized Losses through Distribution Date                                            $0.00

4.06(xvi)    Special Hazard Loss Coverage Amount                                                              $2,128,446.84
             Required Fraud Loss Coverage                                                                     $2,413,945.00
             Current Bankruptcy Amount                                                                           $75,000.00

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